POWER OF ATTORNEY
FOR SECTION 16 REPORTING



	I, Thomas M.
Kody,
do hereby constitute and appoint Michael W. Clarke, Charles Wimer, and
Sheila M. Linton, my true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, for me and in my name and on my behalf as an officer and/or director and/or shareholder of Access
National Corporation,
to prepare, execute and file any and all forms, instruments or documents
(including any necessary amendments thereof) as such attorneys or attorney deems necessary or advisable to enable me to comply with Section 16 of the Securities Exchange Act of 1934 and any rules, regulations, policies or requirements of the Securities and
Exchange Commission in respect thereof
(collectively, "Section 16").


	I do hereby ratify and confirm all acts
my said attorney shall do or
cause to be done by virtue hereof.
	This
power of attorney shall
remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with
Section 16, whichever
occurs first.

	WITNESS the execution hereof this
7th day of June,
2004.


	   Thomas M. Kody

	_____________________________

	Thomas M. Kody